                                                                    EXHIBIT 10.3


                                 BLAINE ROBINSON
                               TERMS OF EMPLOYMENT
                                      WITH
                              CONCORD CAMERA CORP.



1)     POSITION

       Corporate Controller

2)     EMPLOYER

       Concord Camera Corp., a New Jersey corporation (the "Company" or
       "Concord")

3)     TERM

       The term hereof shall commence on the first day of the employee's full-time employment with the Company (the "Effective Date") and shall continue thereafter, year-to-year, until terminated in accordance with
       Section 11 below. The employment may be terminated in accordance with
       Section 11 at any time during the term. Unless the parties mutually agree otherwise, the employee will start working for the Company on February 13, 2003.

4)     REPORTS TO

       The Chief Financial Officer, or such other person or persons as the Chief Financial Officer or the Chief Executive Officer may from time to time designate.

5)     COMPENSATION

       Salary: $150,000 per annum payable in accordance with the Company's normal payroll policies for employees. The aforesaid salary amount is to be reviewed on an annual basis.

6)     EXPENSE REIMBURSEMENT

       The Company will reimburse the employee for all reasonable documented expenses necessarily incurred in the performance of the employee's duties.

7)     VACATION

       In addition to the Company's regularly scheduled holidays, the employee may take fifteen (15) work days of paid vacation per year, subject in each instance to his supervisor's prior approval. The employee will provide the Company with 30 days' prior written notice of each request for vacation.


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Blaine Robinson
Terms of Employment
Page 2 of 5


8)     BONUS

       The employee shall be eligible for a discretionary bonus which is dependent upon the performance of the employee and the performance of the Company. The Company is not obligated to pay any specific bonus amount or any bonus at all. The initial review for bonus shall occur on or about the time of Concord's next fiscal year end. Subsequent bonus reviews shall take place every 12 months thereafter. To be eligible for a discretionary bonus, the employee must be employed by the Company at the time the bonus is paid.

9)     OPTIONS

       Subject to approval by the Compensation and Stock Option Committee of the Board of Directors of Concord, no sooner than the Effective Date the employee will be granted the following option to purchase up to 15,000 shares of the common stock of Concord, with vesting (subject to the employee's continued employment) as to:

              5,000 shares on the 1st year anniversary of the Effective Date; another 5,000 shares on the 2nd year anniversary of the Effective Date; and the remaining 5,000 shares on the 3rd year anniversary of the Effective Date.

       The exercise price per share of the option shall be the record share price as of the close of business on the date of grant. The option will not be intended to qualify as an incentive stock option and shall be: (1) subject to the terms and conditions of Concord's standard option agreement; and (2) conditioned upon the employee's execution and delivery of said agreement, as of the grant date. The grant of the aforesaid option does not establish any right of continued employment.

10)    BENEFITS

       The employee shall be eligible to receive the following benefits, as same are made generally available to Company employees who participate in these plans, with contributions, as applicable, to be made by the employee and/or the Company consistent with the applicable plan(s):

       o Life insurance at a rate of two (2) times base salary, up to the maximum established in the plan
       o  Medical and Dental insurance
       o  Disability Insurance
       o  401K Plan

       To the extent that the Company in its sole discretion modifies or terminates any of the foregoing plans or benefits, the employee shall be subject to said changes.


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Blaine Robinson
Terms of Employment
Page 3 of 5



11)    TERMINATION

       The Company may terminate the employee for cause at any time without notice. "Cause" shall mean: (i) continued failure to obey reasonable instructions of the person(s) to whom the employee reports; (ii) continued neglect of duties and responsibilities; (iii) willful misconduct; (iv) fraud or dishonesty; (v) any action in bad faith which is to the detriment of the Company and/or any of its subsidiaries or affiliates; (vi) failure to comply with any of the provisions set forth in Exhibit A; or (vii) failure to comply with the Code of Conduct annexed as Exhibit B.

       Either party may terminate at any time for any reason or for no reason upon giving the other party 30 days' written notice. If the Company terminates the employee for any reason other than cause, or for no reason, and such termination is made effective immediately or at any other time before the expiration of the foregoing 30-day notice period, then the Company shall pay the employee's base salary, in lieu of notice, for the remainder of such notice period.

       In the event that the employee's employment terminates for any reason at all, voluntarily or involuntary, benefits provided to the employee will terminate as of the last day of employment unless otherwise specified in any employee benefit plan or unless otherwise specified as a matter of law.

12)    CONFIDENTIALITY AND INTELLECTUAL PROPERTY; NON-COMPETE; CODE OF CONDUCT

       Annexed hereto as Exhibits A and B, respectively, are provisions applicable to the employee which are incorporated herein by reference and are part of this Agreement. As consideration for the covenants of employee set forth in Exhibit A, the Company hereby employs or continues to employ employee and employee hereby accepts employment or continued employment upon the terms and conditions contained herein. The employee acknowledges and agrees that the provisions set forth in Exhibits A and B do not affect the Company's ability to terminate the employee at any time with or without cause. If a provision set forth in this Term Sheet(1) conflicts with a provision set forth in one or both of the exhibits, then the provisions of this Term Sheet shall govern. The obligations set forth in Exhibits A and B shall survive any termination of the employee's employment and/or any termination or expiration of this Agreement.

       In the event the employee fails to comply with any of the terms or conditions of Exhibit A or B (as same may be modified in this Term Sheet), all stock options granted by Concord, pursuant to this Agreement or otherwise, are thereby forfeited regardless of whether such options have vested.

-------------------
1 As used herein, "Term Sheet" means the portion of these Terms of Employment up through and including the signature page. The "Agreement" or "Terms of Employment" means the Term Sheet together with all exhibits and schedules to the same.

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Blaine Robinson
Terms of Employment
Page 4 of 5



 13)   REPRESENTATION BY EMPLOYEE

       Employee acknowledges and represents that he is not subject to any agreement or understanding, oral or written, direct or indirect, which would in any way prohibit, interfere with, restrict or limit: (a) the employee's employment by the Company (or any of its subsidiaries or affiliates); or (b) any activities contemplated as part of the employee's employment hereunder. The foregoing would include, but not be limited to, any agreement or covenant relating to non-competition, non-solicitation, confidentiality and/or non-interference. If the employee has ever signed or been subject to one or more agreements of the nature described above, the employee promptly disclosed them to the Company and provided the Company with complete copies of them.

14)    ACKNOWLEDGMENT OF REPRESENTATION BY COUNSEL

       Employee acknowledges that he has been represented by independent counsel or has knowingly waived his right to be represented by independent counsel with respect to this Agreement and the subject matter hereof.

15)    INDEMNIFICATION

       The employee agrees to indemnify the Company and its subsidiaries and affiliates against any damages, claims, expenses or costs, including attorneys fees, incurred by any of them relating directly or indirectly to any act or omission of the employee outside of the scope of the employee's duties and responsibilities as an employee of the Company.

16)    ENTIRE AGREEMENT

       This Agreement (which includes all schedules and exhibits to same) contains the entire understanding and agreement among and between the parties and supersedes any prior understandings or agreements, oral or written, between them relating to the subject matter hereof. Any amendments to this Agreement must be in writing, signed by the parties affected by the amendment.

17)    SEVERABILITY

       If any provision of this Agreement is held breached, illegal, invalid or unenforceable, such provision shall be deemed severed and the remainder of this Agreement will remain binding on the parties as though the breached, illegal, invalid or unenforceable provision had not been included.
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Blaine Robinson
Terms of Employment
Page 5 of 5

18)    ATTORNEYS' FEES

       If any action at law or in equity is brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, whether at pretrial, trial or appellate levels, which may be set by the court in the same action or in a separate action for that purpose, including reasonable costs and fees awarded in such action, in addition to any other relief to which the party may be entitled.

19)    GOVERNING LAW

       This Agreement and the employment of the employee shall be governed by the laws of the State of Florida. Any litigation related to or arising out of this Agreement shall be brought in the state or federal courts of the State of Florida, or in the event the Company moves its principal place of business from the State of Florida, in the state or federal courts of the state of such other principal place of business. The parties agree that service of process may be effected by certified or registered mail, return receipt requested, or by regular mail if certified or registered mail is refused. The parties hereto agree to waive, and do hereby waive, trial by jury. The employee agrees and acknowledges that in the event of his violation of any term or condition of this Agreement that the Company will have no adequate remedy at law and shall, therefore, be entitled to enforce any provision hereof by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damage or posting any bond or other security and without prejudice to any other remedies that may be available to the Company at law or in equity.

ACCEPTED AND AGREED:                       ACCEPTED AND AGREED:

EMPLOYEE                                   CONCORD CAMERA CORP.



     /s/  Blaine Robinson                  By:    /s/  Richard M. Finkbeiner
------------------------------                ---------------------------------
Blaine Robinson                                Richard M. Finkbeiner
                                               Senior Vice President and
                                               Chief Financial Officer


Date:         2/10/03                      Date:             2/10/03
      ------------------------                  ------------------------------



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                                                                      EXHIBIT A






                              CONCORD CAMERA CORP.



               CONFIDENTIALITY/INTELLECTUAL PROPERTY RESTRICTIONS
                                 AND NON-COMPETE










                  Incorporated by reference to the Company's annual report on Form 10-K for the year ended June 28, 2003 which Confidentiality/Intellectual Property Restrictions and Non-Compete, dated February 12, 2001 was filed as part of
                  Exhibit 10.41.

                                                                     EXHIBIT B











                              CONCORD CAMERA CORP.



                                 CODE OF CONDUCT











                  Incorporated by reference to the Company's quarterly report on Form 10-Q for the quarter ended March 29, 2003 which Code of Conduct, dated January 12, 2003 was filed as part of Exhibit 10.2.

                                 AMENDMENT NO. 1
                                       TO
                               TERMS OF EMPLOYMENT
                                       OF
                                 BLAINE ROBINSON
                                      WITH
                              CONCORD CAMERA CORP.

         AMENDMENT NO. 1, dated January 7, 2005, to Terms of Employment that commenced effective as of February 11, 2003 (the "Agreement") by and between CONCORD CAMERA CORP. (the "Company") and Blaine Robinson (the "employee").

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the Agreement is hereby amended as follows:

         1. In Section 5, Compensation, the salary amount is increased to $159,000 per annum, effective as of February 11, 2004.

                  The following paragraph is hereby added:

                  "Car Allowance: $500 per month," effective as of February 11, 2004.

         2. In Section 11, Termination, the second paragraph is deleted and replaced with the following:

                  Either party may terminate at any time for any reason or for no reason upon giving the other party 30 days' written notice. If the Company terminates the employee for any reason other than cause, and such termination is made effective immediately or at any other time before the expiration of the foregoing 30-day notice period (the "Notice Period"), then the Company shall pay the employee's base salary, in lieu of notice, for the remainder of such Notice Period (the "Notice Payments"). If the Company terminates the employee for any reason other than cause, then, subject to the limitation set forth in the next sentence, the employee shall receive payments equal to three (3) months of his then base salary and car allowance (net of required withholding) (the "Severance Payments"). Notwithstanding any provision of this Agreement to the contrary, in no event shall the employee receive payments pursuant to this Section 11 (Notice Payments and Severance Payments) which, when aggregated, exceed three (3) months' of his then base salary and car allowance. By way of example: (i) if the employee receives Notice Payments equal to one (1) month's base salary, then his Severance Payments will be two
                  (2) months' base salary; and (ii) if the employee instead receives 30 days' notice, such that there are no Notice Payments, then the Severance Payments will be equal to three
                  (3) months' base salary.

         3. Except as hereby amended, the Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

ACCEPTED AND AGREED:                      ACCEPTED AND AGREED:

EMPLOYEE:                                 CONCORD CAMERA CORP.


     /s/  Blaine Robinson                 By:    /s/  Alan Schutzman
------------------------------               --------------------------------
Blaine Robinson                               Alan Schutzman, Senior Vice
                                              President and General Counsel